As filed with the Securities and Exchange Commission on July 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	48-0948788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See inside facing page for table of Additional Co-Registrant Guarantors

Michelle A. Russell

Executive Vice President, General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Fax: (312) 862-2200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities (4)	—	—	—	—
Guarantees of Debt Securities (5)	—	—	—	—
Common Stock, par value $0.01 per share (6)	—	—	—	—
Preferred Stock, par value $1.00 per share (7)	—	—	—	—
Depositary Shares (8)	—	—	—	—
Warrants (9).	—	—	—	—
Purchase Contracts (10)	—	—	—	—
Units (11)	—	—	—	—
Subscription Rights (12)	—	—	—	—
Total	—	—	$350,000,000	47,740(13)

(1)	Pursuant to General Instruction II.D of Form S-3, not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices not to exceed $350,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby. The aggregate public offering price of all securities registered hereby may not exceed $350,000,000.
(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(3)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Includes an indeterminate principal amount of Debt Securities as may be sold from time to time by YRC Worldwide Inc. (“YRCW”), including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities. The Debt Securities may be issued without guarantees, or may be guaranteed by some or all of the subsidiaries of YRCW listed herein (the “Guarantors”).
(5)	Includes guarantees by some or all of the Guarantors of some or all of the Debt Securities that may be sold by YRCW from time to time. No separate registration fee is payable with respect to such guarantees pursuant to Rule 457(n) under the Securities Act.
(6)	Includes an indeterminate number of shares of Common Stock as may be sold from time to time by YRCW at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Common Stock of YRCW as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.
(7)	Includes an indeterminate number of shares of Preferred Stock as may be sold from time to time by YRCW at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Preferred Stock of YRCW as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.
(8)	Includes an indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event that YRCW elects to offer fractional interests in its Debt Securities or shares of Common Stock or Preferred Stock registered hereby. Includes an indeterminate number of Depositary Shares as may be issued upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. No separate consideration will be received for the Depositary Shares.
(9)	Includes an indeterminate amount and number of Warrants as may be sold from time to time, representing rights to purchase Debt Securities, Common Stock or Preferred Stock issued by YRCW. Warrants may be sold separately or with Debt Securities, Common Stock or Preferred Stock or other securities registered hereunder.
(10)	Includes an indeterminate amount and number of Purchase Contracts as may be sold by YRCW from time to time, representing rights to purchase their Debt Securities or other securities registered hereunder. Also includes an indeterminate amount and number of Purchase Contracts as may be sold by YRCW from time to time, representing rights to purchase its Common Stock, Preferred Stock, or other securities registered hereunder.
(11)	Includes an indeterminate amount and number of Units as may be sold from time to time by YRCW, representing ownership of securities registered hereunder or debt obligations of third parties, including U.S. Treasury Securities.
(12)	The Subscription Rights to purchase shares of Common Stock, Preferred Stock, Depository Shares or Debt Securities will be offered without consideration.
(13)	YRC Worldwide Inc. previously paid a filing fee of $11,160 in connection with the registration of such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants as shall have an aggregate initial offering price not to exceed $200,000,000 under Registration Statement on Form S-3 Registration No. 333-159355 which was filed on May 20, 2009 (the “Prior Registration Statement”). The registrant is applying $10,272.42 of the registration fee previously paid in connection with the Prior Registration Statement associated with unsold securities thereunder toward the payment of the registration fee in respect of the securities registered hereunder pursuant to Rule 457(p) promulgated under the Securities Act.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
YRC Inc.	Delaware	34-0492670
Roadway LLC	Delaware	20-0453812
Roadway Next Day Corporation	Pennsylvania	23-2200465
YRC Enterprise Services, Inc.	Delaware	20-0780375
YRC Regional Transportation, Inc.	Delaware	36-3790696
USF Holland Inc.	Michigan	38-0655940
USF Reddaway Inc.	Oregon	93-0262830
USF Glen Moore Inc.	Pennsylvania	23-2443760
YRC Logistics Services, Inc.	Illinois	36-3783345
YRC Association Solutions, Inc.	Delaware	20-3720424
Express Lane Service, Inc.	Delaware	20-1557186
YRC International Investments, Inc.	Delaware	20-0890711
USF RedStar LLC	Delaware	N/A
USF Dugan Inc.	Kansas	48-0760565
YRC Mortgages, LLC	Delaware	20-1619478
New Penn Motor Express, Inc.	Pennsylvania	23-2209533
Roadway Express International, Inc.	Delaware	34-1504752
Roadway Reverse Logistics, Inc.	Ohio	34-1738381
USF Bestway Inc.	Arizona	86-0104184

The address, including zip code and telephone number, including area code, of each additional registrant’s principal executive offices is as shown on the cover page of this Registration Statement on Form S-3, except the address, including zip code and telephone number, including area code for the principal executive offices of (i) New Penn Motor Express, Inc. is 625 South Fifth Ave., Lebanon, PA 17042, (800) 285-5000, (ii) USF Glen Moore Inc. is 1711 Shearer Drive, Carlisle, PA 17013-9970, (717) 245-0788, (iii) USF Holland Inc. is 750 East 40 St., Holland, MI 49423, (616) 395-5000 and (iv) USF Reddaway Inc. is 16277 SE 130 Ave., Clackamas, OR 97015, (503) 650-1286. The name, address, including zip code, of the agent for service for each of the additional registrants is Michelle A. Russell, Executive Vice President, General Counsel and Secretary, YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, KS 66211.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2013

PRELIMINARY PROSPECTUS

Up to $350,000,000

YRC Worldwide Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

YRC Worldwide Inc. may offer and sell up to an aggregate of $350,000,000, from time to time, in one or more offerings, of any combination of the following types of securities:

•

debt securities, in one or more series, which may be senior debt securities or subordinated debt securities and secured debt securities or unsecured debt securities, in each case consisting of notes or other evidences of indebtedness;

•	warrants to purchase debt securities;

•	shares of our common stock;

•	warrants to purchase common stock;

•	shares of our preferred stock;

•	depositary shares;

•	purchase contracts;

•	units;

•	subscription rights; or

•	any combination of these securities.

Some or all of our subsidiaries may guarantee some or all of our debt securities. The securities may be offered separately or together in any combination and as separate series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement including any documents incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “YRCW.” If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in our debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus or any applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company,” “us,” “we,” “our” and “YRCW” refer to YRC Worldwide Inc. and its consolidated subsidiaries and their respective predecessors; (ii) “YRC Worldwide” refers to YRC Worldwide Inc., exclusive of its subsidiaries; (iii) “our common stock” refers to the common stock of YRC Worldwide and similar references to other securities that we have issued or may issue under this registration statement refers only to YRC Worldwide as the issuer of such securities; and (iv) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items)):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 21, 2013, including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed with the SEC on May 3, 2013;

•	our Current Report on Form 8-K filed with the SEC on March 19, 2013; and

•

the description of the number of authorized shares of our capital stock as set forth in Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 1, 2011, and the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 10 filed with the SEC under the Exchange Act (Commission File No. 1-2255).

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Attention: Investor Relations

(913) 696-6100

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Such forward-looking statements include, but are not limited to, statements concerning:

•	our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations;

•	the pace of recovery in the overall economy, including (without limitation) customer demand in the retail and manufacturing sectors;

•	the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards and our ability to increase volume and yield, and the impact of those improvements on our future liquidity and profitability;

•	our ability to comply with scheduled increases in debt covenants and our cash reserve requirement;

•	our ability to refinance or restructure our indebtedness, a substantial portion of which matures in late 2014 or early 2015;

•	our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures;

•	our dependence on our information technology systems in our network operations and the production of accurate information, and the risk of system failure, inadequacy or security breach;

•	changes in equity and debt markets;

•	inclement weather;

•	price and availability of fuel;

•	sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility;

•	competition and competitive pressure on service and pricing;

•	expense volatility, including (without limitation) volatility due to changes in rail service or pricing for rail service;

•	our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health (including new hours-of-service regulations) and the environment;

•	terrorist attack;

•	labor relations, including (without limitation) the continued support of our union employees for our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction;

•	the impact of claims and litigation to which we are or may become exposed; and

•	other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to differences in our future financial results include those discussed in Part I, Item 1A, Risk Factors, included within our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 21, 2013 and Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, which was filed with the SEC on May 3, 2013, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement or in any document incorporated by reference herein or therein.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

Overview

YRC Worldwide is a holding company that, through wholly owned operating subsidiaries and its interest in a Chinese joint venture, offers its customers a wide range of transportation services. We have one of the largest, most comprehensive less-than-truckload (“LTL”) networks in North America with local, regional, national and international capabilities. Through our team of experienced service professionals, we offer industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Our reporting segments include the following:

•	YRC Freight is the reporting segment focused on business opportunities in national, regional and international services. YRC Freight provides for the movement of industrial, commercial and retail goods, primarily through centralized management and customer facing organizations. This segment includes our LTL subsidiary YRC Inc. (“YRC Freight”) and Reimer Express (“YRC Reimer”), a subsidiary located in Canada that specializes in shipments into, across and out of Canada. In addition to the United States and Canada, YRC Freight also serves parts of Mexico, Puerto Rico and Guam.

•	Regional Transportation is the reporting segment for our transportation service providers focused on business opportunities in the regional and next-day delivery markets. Regional Transportation is comprised of USF Holland (“Holland”), New Penn Motor Express (“New Penn”) and USF Reddaway (“Reddaway”). These companies each provide regional, next-day ground services in their respective regions through a network of facilities located across the United States, Canada, Mexico and Puerto Rico.

In 2011 and 2010, we reported Truckload as a separate segment, which consisted of Glen Moore, a former domestic truckload carrier. On December 15, 2011, we sold the majority of Glen Moore’s assets to a third party and concluded its operations.

YRC Freight

YRC Freight offers a full range of services for the transportation of industrial, commercial and retail goods in national, regional and international markets, primarily through the operation of owned or leased equipment in its North American ground distribution networks. Transportation services are provided for various categories of goods, which may include (among others) apparel, appliances, automotive parts, chemicals, food, furniture, glass, machinery, metal, metal products, non-bulk petroleum products, rubber, textiles, wood and other manufactured products or components. YRC Freight provides both LTL services, which combine shipments from multiple customers on a single trailer, and truckload services. Most deliveries are LTL shipments with truckload services offered to maximize equipment utilization and reduce empty miles (the distance empty or partially full trailers travel to balance the network). YRC Freight also provides higher-margin specialized services, including guaranteed expedited services, time-specific deliveries, cross-border services, coast-to-coast air delivery, product returns, temperature-sensitive shipment protection and government material shipments.

YRC Freight serves manufacturing, wholesale, retail and government customers throughout North America. YRC Freight’s 20,000 employees are dedicated to operating its extensive network which supports approximately 12 million shipments annually. YRC Freight shipments have an average shipment size of approximately 1,200 lbs. and travel an average distance of roughly 1,300 miles. Operations research and engineering teams centrally coordinate the equipment, routing, sequencing and timing necessary to transport shipments through our network. On June 30, 2013, YRC Freight’s revenue fleet was comprised of 8,448 tractors, including 7,482 owned tractors and 966 leased tractors, and 34,435 trailers, including 31,595 owned trailers and 2,840 leased trailers. The YRC Freight network includes 267 strategically located service facilities including 126 owned facilities with 8,689 doors and 141 leased facilities with 5,954 doors.

YRC Freight provides services throughout North America, has one of the largest networks of LTL service centers, equipment and transportation professionals and provides flexible and efficient supply chain solutions including:

•	Guaranteed Standard: a guaranteed on-time service with more direct points than any other guaranteed standard delivery service. Our guaranteed multiple-day window service is designed to meet retail industry needs to reduce chargeback fees.

•	Time Critical: for expedited and specialized shipments including emergency and window deliveries via ground or air anywhere in North America with shipment arrival timed to the hour or day, proactive notification and a 100% on-time guarantee.

•	Specialized Solutions: includes a variety of services to meet industry and customer-specific needs with offerings such as Custom Projects, Consolidation and Distribution, Reverse Logistics, Residential White Glove, Exhibit Services and Shipment Protection through Insulated Covers and our patented Sealed Divider and Sealed Trailer services that are designed for products that are difficult or expensive to package for shipping, are of high value, or need verifiable security throughout the transit.

•	my.yrcfreight.com: a secure e-commerce website offering online resources for supply chain visibility and shipment management in real time.

YRC Reimer

Founded in 1952, YRC Reimer, a wholly owned subsidiary of YRC Freight, offers Canadian shippers a selection of direct connections within Canada, throughout North America and around the world. YRC Reimer is also a part of YRC Freight and its network and information systems are completely integrated with those of YRC Freight, enabling YRC Reimer to provide seamless cross-border services between Canada, Mexico and the United States and markets overseas.

YRC Freight accounted for 66%, 66% and 67% of our total operating revenue in 2012, 2011 and 2010, respectively.

Regional Transportation

Regional Transportation is comprised of Holland, New Penn and Reddaway:

•	Holland: headquartered in Holland, Michigan, provides local next-day, regional and expedited services through a network located in 21 states in the Midwestern and Southeastern portions of the United States. Holland also provides service to the provinces of Ontario and Quebec, Canada.

•	New Penn: headquartered in Lebanon, Pennsylvania, provides local next-day, day-definite, and time-definite services through a network located in the Northeastern United States; Quebec, Canada; and Puerto Rico.

•	Reddaway: headquartered in Tualatin, Oregon, provides local next-day, regional and expedited services through a network located in California, the Pacific Northwest, the Rocky Mountain States and the Southwest. Additionally, Reddaway provides services to Alaska and to the provinces of Alberta and British Columbia, Canada.

Together, the Regional Transportation companies deliver services in the next-day, second-day and time-sensitive markets, which are among the fastest-growing transportation segments. The Regional Transportation service portfolio includes:

•	Regional delivery: including next-day local area delivery and second-day services; consolidation/distribution services; protect-from-freezing and hazardous materials handling; and a variety of other specialized offerings.

•	Expedited delivery: including day-definite, hour-definite and time definite capabilities.

•	Inter-regional delivery: combining our best-in-class regional networks with reliable sleeper teams, Regional Transportation provides reliable, high-value services between our regional operations.

•	Cross-border delivery: through strategic partnerships, the Regional Transportation companies provide full-service capabilities between the United States and Canada, Mexico and Puerto Rico.

•	my.yrcregional.com and NewPenn.com: are both e-commerce websites offering secure and customized online resources to manage transportation activity.

The Regional Transportation companies serve manufacturing, wholesale, retail and government customers throughout North America. At June 30, 2013, the Regional Transportation network includes 126 service facilities including 62 owned facilities with 3,929 doors and 64 leased facilities with 2,828 doors. The Regional Transportation revenue fleet includes 6,122 tractors including 5,669 owned and 453 leased and 12,601 trailers including 12,551 owned and 50 leased. Regional Transportation’s over 11,000 employees are dedicated to supporting the delivery of over 10 million shipments annually.

The Regional Transportation companies accounted for 34%, 32% and 31% of the total operating revenue in 2012, 2011 and 2010, respectively.

Corporate Information

Incorporated in Delaware in 1983 and headquartered in Overland Park, Kansas, we employed approximately 32,000 people as of December 31, 2012. The mailing address of our headquarters is 10990 Roe Avenue, Overland Park, Kansas 66211, and our telephone number is (913) 696-6100. Our website is www.yrcw.com. Information on our website should not be construed to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. We have one share of Series A Voting Preferred Stock outstanding, which does not entitle the holder to have any dividend rights. As a result, we have not included a calculation of our ratio of earnings to fixed charges and preferred stock dividends. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Year Ended December 31,									Three Months Ended March 31, 2013
	2008		2009		2010		2011		2012
Ratio of earnings to fixed charges	(6.9x	)	(3.4x	)	(1.1x	)	(1.0x	)	0.2x	0.4x
Additional earnings required to achieve a l.0x ratio (in millions)	$1,003.8		$888.6		$400.9		$361.9		$151.5	$29.0

We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges.

“Fixed charges” consists of interest expense, amortization of debt premium, discount and capitalized expenses and an estimated interest component of our rental expense, which we determined to be 33%.

“Earnings” consists of net income (loss) plus income (loss) from discontinued operations, income tax provision (benefit), loss (income) from equity method investments and fixed charges.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. We will file the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of YRC Worldwide that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by some or all of our domestic subsidiaries (each, a “guarantor” and collectively the “guarantors”), on a senior or subordinated basis. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by the guarantors pursuant to the applicable indenture.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt security will be guaranteed by some or all of the guarantors and, if so, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantee;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.; and

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time as of the date of this prospectus, JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•	it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	the Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•	securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•	distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•	it is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	as a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•	distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met.

•	If the successor entity in the transaction is not YRC Worldwide, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of YRC Worldwide but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), capital lease obligations, deferred purchase price of property obligations, reimbursement obligations, fees, commissions, expenses, indemnities, dividends, hedging obligations or other amounts; and

•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness subordinated or junior to other indebtedness or other obligation; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series and all obligations of the guarantors, if any, of such debt securities will also be discharged with respect to the guarantee of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, the guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, the guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we fail to comply with our obligations under the merger covenant;

•	we fail to comply for 60 days after notice with the other agreements contained in the indenture. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•	the holders of at least 25% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. Except as otherwise specified in the applicable prospectus supplement, we, along with the guarantors, if any, and the trustee, may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the rate of, or extend the time for payment of, the interest on any debt security;

•	reduce the principal of or change the stated maturity on any debt security;

•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

•	permit redemption of a debt security if not previously permitted;

•	change the currency of any payment on a debt security;

•	impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•	change the amendment provisions which require each holder’s consent or in the waiver provisions;

•	change the ranking or priority of any debt security that would adversely affect the securityholders; or

•	change or release, other than in accordance with the indenture, any subsidiary guaranty that would adversely affect the securityholders.

Changes Not Requiring Approval. We, along with the guarantors, if any, and the trustee, may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption by a successor corporation of the obligations of the Company or any guarantor under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

•	to add guarantees with respect to the debt securities, including any subsidiary guaranties, or to secure the debt securities;

•	to add to the covenants of the Company or any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company or any guarantor;

•	to make any change that does not adversely affect the rights of any holder of the debt securities;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•	if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by some or all of the guarantors. However, the applicable indenture governing the debt securities will not require that some or all the guarantors guarantee any series of debt securities. As a result, a series of debt securities may or may not have any guarantors.

If YRC Worldwide issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, a guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of a guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the guarantor, result in the obligations of the guarantor under such guarantee and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void a guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of the guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of a guarantor, (x) if the transferee is not an affiliate of YRC Worldwide, the guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than YRC Worldwide) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by the guarantor, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of the guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the guarantors, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to the guarantor that has provided a guarantee of any debt securities, the holders of the guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by the guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of the guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by the guarantor, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the guarantor and, in addition to being effectively subordinated to secured debt of the guarantor, will be subordinated in right of payment to all of the guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of the terms and provisions of our capital stock and is based upon our amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our amended and restated bylaws (“bylaws”), and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description is only a summary of the material provisions of our capital stock, the certificate of incorporation and bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of incorporation and bylaws. Our certificate of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. See “Where You Can Find More Information.” We urge you to read the certificate of incorporation and bylaws because those documents, not this description, define your rights as holders of our common equity.

Preferred Stock

General

The following is a description of general terms and provisions of our preferred stock. As of the date of this prospectus, we had one share of our Series A Voting Preferred Stock outstanding. See “—Description of Series A Voting Preferred Stock” for a description of the Series A Voting Preferred Stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the voting power (as defined below), without a separate class vote of the holders of the preferred stock.

Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Description of Series A Voting Preferred Stock

Background

We issued one share of Series A Voting Preferred Stock to the International Brotherhood of Teamsters (the “IBT”) in order to confer board representation upon the IBT as part of a restructuring plan we completed in July 2011. The share of Series A Voting Preferred Stock has a liquidation preference of $1.00 and does not pay any dividends. The IBT, as the holder of the one share of Series A Voting Preferred Stock, is permitted to appoint two directors to the Company’s Board of Directors (the “Board”), until such time at which the share is redeemed by the Company in accordance with its terms. The share of Series A Voting Preferred Stock will be redeemed if the IBT and the Company’s subsidiaries cease to be in a collective bargaining agreement that provides for such governance rights, if the IBT ceases to be the authorized representative of such subsidiaries’ employees or if the IBT transfers or attempts to transfer the share. Prior to any redemption of the share of Series A Voting Preferred Stock, the IBT will also be able to appoint one of its appointed directors to each of the governance, audit, finance and compensation committees of the Board, provided that such director satisfies certain independence requirements set forth in the Company’s bylaws.

Ranking

The Series A Voting Preferred Stock has a liquidation preference of $1.00 per share and ranks senior to our common stock and any other stock that ranks junior to the Series A Voting Preferred Stock with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

The Series A Voting Preferred Stock is an equity interest in the Company and does not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, our indebtedness will effectively rank senior to the Series A Voting Preferred Stock, and the holders of our indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the liquidation preference of any capital stock, including the Series A Voting Preferred Stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs (whether completely or partially), the holder of the Series A Voting Preferred Stock is entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any of our other shares of stock ranking junior as to such a distribution to the Series A Voting Preferred Stock, a liquidating distribution in an amount in cash equal to $1.00. The holder of the Series A Voting Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Dividends

The holder of the share of Series A Voting Preferred Stock shall not be entitled to the payment of any dividends or distributions.

Redemption

The Series A Voting Preferred Stock is subject to mandatory redemption provisions and the share of Series A Voting Preferred Stock shall be automatically redeemed, with no further action required on the part of the holder of the Series A Voting Preferred Stock, if the IBT and the Company’s subsidiaries cease to be in a collective bargaining agreement which provides for such governance rights, if the IBT ceases to be the authorized representative of such subsidiaries’ employees or if the IBT transfers or attempts to transfer the share.

Conversion

The Series A Voting Preferred Stock is not convertible into any other security of the Company.

Governance Rights

So long any shares of Series A Voting Preferred Stock remain outstanding and such shares have not been redeemed in accordance with their terms, the IBT, as the holder of the share of Series A Voting Preferred Stock, will be entitled to elect two directors to the Board. Each such director elected by the IBT must not have previously been and is not permitted to become an officer, director, employee or member of the IBT during his or her term and must be determined by the Board to be an “Independent Director” as defined in NASDAQ Listing Rule 5605(a)(2) and to meet the independence requirements of Rule 10A-3(b)(1) under the Exchange Act, or such director must immediately resign from the board. The IBT may remove its appointed directors at any time, and will also be permitted to fill any vacancies to the Board resulting from death, resignation, retirement, disqualification or removal of its appointed directors. Additionally, for so long as the IBT has the right to appoint directors, the IBT will also have the right to appoint one of its directors to serve on each of the governance, audit, finance and compensation committees of the Board, provided that such director satisfies certain independence requirements set forth in the Company’s bylaws.

Listing of the Series A Voting Preferred Stock

The Series A Voting Preferred Stock is not listed, and we do not intend to list the Series A Voting Preferred Stock, on any national or regional securities exchange.

Transfer Rights

Neither the Series A Voting Preferred Stock nor any of its rights are transferrable, in whole or in part.

Delivery and Form

The share of Series A Voting Preferred Stock was issued in certificated form to the IBT.

Common Stock

General

Our certificate of incorporation authorizes us to issue 33,333,333 shares of common stock, $0.01 par value per share. Approximately 5.6 million and approximately 5.0 million shares of our common stock are reserved for issuance in respect of our 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”), respectively. As of June 30, 2013, there were 9,204,346 shares of common stock issued, which included 9,203,936 outstanding shares and 40 treasury shares.

Dividends

Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of the funds legally available for that purpose.

Liquidation

In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).

Other

The holders of shares of common stock have no pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable and any shares of common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Voting Rights

Our common stock and Series A Voting Preferred Stock each are entitled to one vote per share. Pursuant to the terms of the indentures governing the Series A Notes and the Series B Notes, the Series A Notes and the Series B Notes are entitled to vote along with the common stock on an as converted basis, after giving effect to certain limitations set forth in the certificate of incorporation and such indentures. “Voting power” refers to the voting power of the outstanding capital stock of the Company and the voting power of the Series A Notes and the Series B Notes, voting together with the stockholders as a single class. The voting power of the Series A Notes and the Series B Notes may not be amended, altered or repealed while any of the Series A Notes or Series B Notes, as the case may be, are outstanding without the affirmative vote of the majority of the outstanding principal amount of the Series A Notes or Series B Notes, as the case may be.

Except as otherwise required by law, the certificate of incorporation, or any preferred stock designation, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation or any preferred stock designation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon pursuant to the certificate of incorporation, any preferred stock designation, or the Delaware General Corporation Law (“DGCL”).

Delaware Anti-Takeover Law; No Super-Majority Approval

We are not subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless certain conditions are satisfied.

The certificate of incorporation does not require “super-majority” approval of any business combination transactions.

Board Size; Director Election and Removal

Our certificate of incorporation provides that the board shall initially consist of nine persons until the precise number of directors, other than those who may be elected by the holders of one or more series of preferred stock voting separately by class or series, shall be fixed from time to time pursuant to a resolution adopted by a majority of the whole board (the total number of directors the Company would have if there were no vacancies). Other than the directors appointed by the IBT as the holder of the one share of Series A Voting Preferred Stock, board members are elected annually at the annual meeting of stockholders and serve one-year terms to expire at the following annual meeting of stockholders. Newly created directorships resulting from any increase in the authorized number of directors or vacancies in the board of directors are filled by a majority vote of the directors then in office, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders.

Members of the board may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power. However, vacancies on the board resulting from the removal of a director appointed by the IBT may be filled solely by the IBT as the holder of the one share of Series A Voting Preferred Stock.

Stockholder Meetings; Written Consent

Stockholders are entitled to take action by written consent if the consent is signed by holders of not less than the minimum voting power that would be necessary to authorize or take the action at a stockholder meeting and if the board of directors approves in advance the taking of such action. Special meetings of the stockholders may be called by the secretary of the Company upon the written request of at least 25% of the voting power if certain notice requirements are met.

Amendment of Bylaws

The bylaws of the Company may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the voting power or by the affirmative vote of a majority of the whole board of directors.

Director Indemnification

The Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock or a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security, common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or prefered stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Such appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.

We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock or preferred stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS

We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform other services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois, will issue an opinion about certain legal matters with respect to the securities offered hereby.

EXPERTS

The consolidated financial statements and schedule of YRCW as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $350,000,000

YRC Worldwide Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

PROSPECTUS

The date of this prospectus is             , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by YRCW, in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee		$47,740
FINRA filing fee		N/A
Printing expense		(1)
Accounting fees and expense		(1)
Legal fees and expense		(1)
Trustee’s fees and expenses		(1)
Miscellaneous expenses		(1)

Total	$

(1)	The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware Law

YRC Worldwide Inc. (the “Company”), and registrants YRC Inc. (“YRC”), YRC Enterprise Services, Inc. (“YRC Enterprise”), YRC Regional Transportation, Inc. (“YRC Regional”), YRC Association Solutions, Inc. (“YRC Association”), Express Lane Service, Inc. (“Express Lane”), YRC International Investments, Inc. (“YRC International”) and Roadway Express International, Inc. (“Roadway Express”) are all incorporated under the laws of the State of Delaware.

The Certificate of Incorporation, as amended, of each of the Company, YRC, YRC Enterprise, YRC Regional, YRC Association and Express Lane provides that such registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of YRC International provides that such registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as the same exists or may be amended. The Certificate of Incorporation and Bylaws of each of the Company, YRC Regional, YRC Association and Express Lane also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of such registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws of each of the Company, YRC, YRC Enterprise, YRC Regional, YRC Association, Express Lane, YRC International, Roadway Express, and DGCL Section 145 together provide that such registrants shall indemnify its present or former directors and officers, as well as other employees and may indemnify other individuals (each an “Indemnified Party”, and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of the Company (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the registrant’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to the applicable registrant. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing. The Company also maintains an employed lawyers’ insurance policy for employees (including officers) that are licensed to practice law (“counsel”).

The Company has entered into indemnification agreements with certain of its directors, officers, and counsel. Under the indemnification agreements, the Company agreed to indemnify each indemnified party, subject to certain limitations, to the maximum extent permitted by Delaware law against all litigation costs, including attorneys fees and expenses, and losses, in connection with any proceeding to which the indemnified party is a party, or is threatened to be made a party, by reason of the fact that the indemnified party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another entity related to the business of the Company. The indemnification agreements also provide (i) for the advancement of expenses by the Company, subject to certain conditions, (ii) a procedure for determining an indemnified party’s entitlement to indemnification and (iii) for certain remedies for the indemnified party. In addition, the indemnification agreements require the Company to cover the indemnified party under any directors’ and officers’ insurance policy or, with respect to counsel, under any employed lawyers insurance policy, maintained by the Company.

Roadway LLC (“Roadway”), USF RedStar LLC (“USF RedStar”) and YRC Mortgages, LLC (“YRC Mortgages”) are each organized as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company, subject to any standards and restrictions in its limited liability company agreement, may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. The limited liability company agreement of each of Roadway, USF RedStar and YRC Mortgages provides that, to the maximum extent permitted by law, the company shall indemnify any person who is or was a manager or member of the company, or who is or was serving at the request of the company as a manager, director or office of any other enterprise against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually incurred in connection with such action.

Pennsylvania Law

Roadway Next Day Corporation (“Roadway”), USF Glen Moore Inc. (“Glen Moore”) and New Penn Motor Express, Inc. (“New Penn”) are incorporated under the laws of the State of Pennsylvania. Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

The Bylaws of Roadway provide that Roadway shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Roadway’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

The Bylaws of each of Glen Moore and New Penn provide that the company shall indemnify, to the extent permitted by law, any and all directors and officers of the corporation and any other person designated by the board against any liability incurred in connection with any proceeding in which such person is involved by fact of serving in the capacity of director, officer, employee or agent of the corporation, or at the request of the company, as a director, officer, employee agent, fiduciary or trustee of another enterprise, except where the conduct has been finally determined (i) to constitute willful misconduct of recklessness, (ii) to be attributable to the receipt by such indemnified party of a benefit to which it is not legally entitled or (iii) otherwise adjudicated to be unlawful.

Michigan Law

USF Holland Inc. (“Holland”) is incorporated under the laws of the State of Michigan. Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders. The Bylaws of Holland provide that Holland shall indemnify Indemnified Parties, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Holland’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Oregon Law

USF Reddaway Inc. (“Reddaway”) is incorporated under the laws of the State of Oregon. The Oregon Business Corporation Act (the “OBCA”) permits a corporation to include in its articles of incorporation a provision indemnifying a director if (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. In addition, the OBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceedings. Reddaway’s articles of incorporation do not limit such right of indemnification.

Illinois Law

YRC Logistics Services, Inc. (“Logistics”) is incorporated under the laws of the State of Illinois. Under Section 8.75 of the Illinois Business Corporation Act of 1983, Logistics is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened action (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Logistics, or serving or having served at the request of Logistics as a director, officer, employee or agent of another enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Logistics who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws of Logistics provide that Logistics shall indemnify Indemnified Parties, against expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to Logistics’ best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Kansas Law

USF Dugan Inc. (“USF Dugan”) is incorporated under the laws of the State of Kansas. Section 17-6305 of the Kansas General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending. A Kansas corporation may also indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Bylaws of USF Dugan provide that USF Dugan shall indemnify Indemnified Parties against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with a derivative action, if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to USF Dugan’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred. A similar standard is applicable in the case of derivative actions, except that each registrant may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action.

Ohio Law

Roadway Reverse Logistics, Inc. is incorporated under the laws of the State of Ohio. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Arizona Law

USF Bestway Inc. (“USF Bestway”) is incorporated under the laws of the State of Arizona. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to Section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

The Articles of Incorporation of USF Bestway provide that USF Bestway shall indemnify any and all of its existing and former directors, officers, employees and agents against any and all expenses incurred, including but not limited to legal fees, judgments, penalties and amounts paid in compromise and settlement, which may arise or be incurred, rendered or levied in any legal action brought against them for or on account of any act or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met satisfactory standards of conduct appropriate in the circumstances. No such indemnification is available with respect to liabilities under the Securities Act of 1933 or comparable Arizona statutes, and USF Bestway has the right to refuse to indemnify in any instance in which the person to whom indemnification would otherwise have been applicable has unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index which is incorporated in this Item 16 by reference.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was deemed effective.

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus or applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Worldwide Inc.

By:	/s/ JAMES L. WELCH

James L. Welch
Chief Executive Officer

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES L. WELCH James L. Welch	Director and Chief Executive Officer (Principal Executive Officer)	July 22, 2013

/s/ JAMIE G. PIERSON Jamie G. Pierson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2013

/s/ STEPHANIE D. FISHER Stephanie D. Fisher	Vice President and Controller (Principal Accounting Officer)	July 22, 2013

/s/ RAYMOND J. BROMARK Raymond J. Bromark	Director	July 22, 2013

/s/ DOUGLAS A. CARTY Douglas A. Carty	Director	July 22, 2013

/s/ MATTHEW A. DOHENY Matthew A. Doheny	Director	July 22, 2013

/s/ ROBERT L. FRIEDMAN Robert L. Friedman	Director	July 22, 2013

/s/ JAMES E. HOFFMAN James E. Hoffman	Director	July 22, 2013

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director	July 22, 2013

/s/ HARRY J. WILSON Harry J. Wilson	Director	July 22, 2013

/s/ JAMES J. WINESTOCK James J. Winestock	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Inc.

By:	/s/ JEFFREY A. ROGERS

Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer) and Director	July 22, 2013

/s/ THOMAS S. PALMER Thomas S. Palmer	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Enterprise Services, Inc.

By:	/s/ JEFFREY A. ROGERS

Jeffrey A. Rogers President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer) and Director	July 22, 2013

/s/ THOMAS S. PALMER Thomas S. Palmer	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

Roadway LLC

By:	/s/ JEFFREY A. ROGERS

Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer) and Director	July 22, 2013

/s/ THOMAS S. PALMER Thomas S. Palmer	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

Roadway Next Day Corporation

By:	/s/ JEFFREY A. ROGERS

Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer) and Director	July 22, 2013

/s/ STEPHANIE D. FISHER Stephanie D. Fisher	Vice President - Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Regional Transportation, Inc.

By:	/s/ JEFFREY A. ROGERS
Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer)	July 22, 2013

/s/ STEPHANIE D. FISHER Stephanie D. Fisher	Vice President - Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LESLIE S. HARSHAW Leslie S. Harshaw	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on July 22, 2013.

USF Holland Inc.

By:	/s/ SCOTT WARE

Scott Ware
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SCOTT WARE Scott Ware	President (Principal Executive Officer) and Director	July 22, 2013

/s/ DANIEL L. OLIVIER Daniel L. Olivier	Vice President—Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clackamas, State of Oregon, on July 22, 2013.

USF Reddaway Inc.

By:	/s/ THOMAS J. O’CONNOR

Thomas J. O’Connor
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS J. O’CONNOR Thomas J. O’Connor	President (Principal Executive Officer) and Director	July 22, 2013

/s/ DANIEL KLING Daniel Kling	Vice President—Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

USF Glen Moore Inc.

By:	/s/ LEAH K. DAWSON

Leah K. Dawson
President and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ LEAH K. DAWSON Leah K. Dawson	President and Secretary (Principal Executive Officer) and Director	July 22, 2013

/s/ STEPHANIE D. FISHER Stephanie D. Fisher	Vice President—Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ TERRY GERROND Terry Gerrond	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Logistics Services, Inc.

By:	/s/ JEFFREY A. ROGERS

Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer)	July 22, 2013

/s/ STEPHANIE D. FISHER Stephanie D. Fisher	Vice President—Finance (Principal Financial and Accounting Officer) and Director	July 22, 2013

/s/ LEAH K. DAWSON Leah K. Dawson	Director	July 22, 2013

/s/ TERRY GERROND Terry Gerrond	Director	July 22, 2013

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Association Solutions, Inc.

By:	/s/ JEFFREY A. ROGERS
Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY A. ROGERS	President (Principal Executive Officer)	July 22, 2013
Jeffrey A. Rogers	and Director

/S/ THOMAS S. PALMER	Senior Vice President—Finance	July 22, 2013
Thomas S. Palmer	(Principal Financial and Accounting Officer) and Director

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

Express Lane Service, Inc.

By:	/s/ JEFFREY A. ROGERS
Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY A. ROGERS	President (Principal Executive Officer)	July 22, 2013
Jeffrey A. Rogers	and Director

/S/ THOMAS S. PALMER	Senior Vice President—Finance	July 22, 2013
Thomas S. Palmer	(Principal Financial and Accounting Officer) and Director

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC International Investments, Inc.

By:	/S/ ADAM MOKHTEE
Adam Mokhtee
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ADAM MOKHTEE	President (Principal Executive	July 22, 2013
Adam Mokhtee	Officer) and Director

/S/ STEPHANIE D. FISHER	Vice President—Finance (Principal	July 22, 2013
Stephanie D. Fisher	Financial and Accounting Officer) and Director

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

USF RedStar LLC

By:	/S/ LEAH K. DAWSON
Leah K. Dawson
President and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LEAH K. DAWSON	President and Secretary (Principal	July 22, 2013
Leah K. Dawson	Executive Officer) and Director

/S/ STEPHANIE D. FISHER	Vice President—Finance (Principal	July 22, 2013
Stephanie D. Fisher	Financial and Accounting Officer) and Director

/S/ TERRY GERROND	Director	July 22, 2013
Terry Gerrond

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

USF Dugan Inc.

By:	/S/ LEAH K. DAWSON
Leah K. Dawson
President and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LEAH K. DAWSON	President and Secretary (Principal	July 22, 2013
Leah K. Dawson	Executive Officer) and Director

/S/ STEPHANIE D. FISHER	Vice President—Finance (Principal	July 22, 2013
Stephanie D. Fisher	Financial and Accounting Officer) and Director

/S/ TERRY GERROND	Director	July 22, 2013
Terry Gerrond

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

YRC Mortgages, LLC

By:	/S/ STEVEN R. SHINNERS
Steven R. Shinners
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN R. SHINNERS	President (Principal Executive Officer)	July 22, 2013
Steven R. Shinners

/S/ STEPHANIE D. FISHER	Vice President—Finance (Principal	July 22, 2013
Stephanie D. Fisher	Financial and Accounting Officer) and Director

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

/S/ TERRY GERROND	Director	July 22, 2013
Terry Gerrond

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

New Penn Motor Express, Inc.

By:	/S/ STEVEN D. GAST
Steven D. Gast
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN D. GAST	President	July 22, 2013
Steven D. Gast	(Principal Executive Officer) and Director

/S/ STEPHANIE D. FISHER	Vice President—Finance	July 22, 2013
Stephanie D. Fisher	(Principal Financial and Accounting Officer) and Director

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

Roadway Express International, Inc.

By:	/S/ JEFFREY A. ROGERS
Jeffrey A. Rogers
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY A. ROGERS	President (Principal Executive Officer)	July 22, 2013
Jeffrey A. Rogers	and Director

/S/ THOMAS S. PALMER	Senior Vice President—Finance	July 22, 2013
Thomas S. Palmer	(Principal Financial and Accounting Officer) and Director

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

Roadway Reverse Logistics, Inc.

By:	/S/ WILLIAM T. SCHWAR, JR.
William T. Schwar, Jr.
President

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM T. SCHWAR, JR.	President (Principal Executive Officer)	July 22, 2013
William T. Schwar, Jr.

/S/ THOMAS S. PALMER	Senior Vice President—Finance	July 22, 2013
Thomas S. Palmer	(Principal Financial and Accounting Officer) and Director

/S/ JEFFREY A. ROGERS	Director	July 22, 2013
Jeffrey A. Rogers

/S/ LEAH K. DAWSON	Director	July 22, 2013
Leah K. Dawson

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 22, 2013.

USF Bestway Inc.

By:	/S/ LEAH K. DAWSON
Leah K. Dawson
President and Secretary

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Welch, Michelle A. Russell, and Stephanie D. Fisher or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LEAH K. DAWSON	President and Secretary	July 22, 2013
Leah K. Dawson	(Principal Executive Officer) and Director

/S/ STEPHANIE D. FISHER	Vice President—Finance (Principal	July 22, 2013
Stephanie D. Fisher	Financial and Accounting Officer) and Director

/S/ TERRY GERROND	Director	July 22, 2013
Terry Gerrond

SCHEDULE OF EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on September 16, 2011, File No. 000-12255).

3.1.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation reducing the number of authorized shares of capital stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on December 1, 2011, File No. 000-12255).

3.1.3	Certificate of Designations of Series A Voting Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on July 25, 2011, File No. 000-12255).

3.2	Amended and Restated Bylaws of the Company, adopted as of September 16, 2011 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K, filed on September 16, 2011, File No. 000-12255).

3.3	Amended and Restated Certificate of Incorporation of YRC Inc., as further amended (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.4	Amended and Restated Bylaws of YRC Inc., f/k/a Roadway Express, Inc. (incorporated by reference to Exhibit 3.21 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.5	Certificate of Formation of Roadway LLC, as amended (incorporated by reference to Exhibit 3.18 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.6	Limited Liability Company Agreement of Roadway LLC (incorporated by reference to Exhibit 3.19 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.7	Certificate of Incorporation of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.22 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.8	Bylaws of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.23 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.9	Certificate of Incorporation of YRC Enterprise Services, Inc., as amended (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.10	Bylaws of YRC Enterprise Services, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.11	Certificate of Incorporation of YRC Regional Transportation, Inc., as amended (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.12	Amended and Restated Bylaws of YRC Regional Transportation, Inc., f/k/a USF Corporation (incorporated by reference to Exhibit 3.27 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.13	Certificate of Incorporation of USF Holland Inc., as amended (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.14	Amended and Restated Bylaws of USF Holland Inc. (incorporated by reference to Exhibit 3.29 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.15	Certificate of Incorporation of USF Reddaway Inc., as amended (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.16	Bylaws of USF Reddaway Inc. (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.17	Certificate of Incorporation of USF Glen Moore Inc., as amended (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.18	Bylaws of USF Glen Moore Inc. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.19	Certificate of Incorporation of YRC Logistics Services, Inc., f/k/a USF Distribution Services, Inc., as amended (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.20	Amended and Restated Bylaws of YRC Logistics Services, Inc., as further amended (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-3, filed on February 12, 2010, File No. 333-164877).

3.21	Certificate of Incorporation of YRC Association Solutions, Inc. (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.22	Amended and Restated Bylaws of YRC Association Solutions, Inc. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.23	Certificate of Incorporation of Express Lane Service, Inc (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.24	Bylaws of Express Lane Service, Inc. (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.25	Certificate of Incorporation of YRC International Investments, Inc. (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.26	Bylaws of YRC International Investments, Inc. (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.27	Certificate of Formation of USF RedStar LLC. (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.28	Limited Liability Company Agreement of USF RedStar LLC. (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.29	Articles of Incorporation of USF Dugan Inc., f/k/a Dugan Truck Line, Inc., as amended. (incorporated by reference to Exhibit 3.33 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.30	Amended and Restated Bylaws of USF Dugan Inc. (incorporated by reference to Exhibit 3.34 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.31	Certificate of Formation of YRC Mortgages, LLC, f/k/a YRC Mortgages, Inc. (incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.32	Limited Liability Company Agreement of YRC Mortgages, LLC (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.33	Articles of Incorporation of New Penn Motor Express, Inc., f/k/a NPME, Inc., as amended. (incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.34	Bylaws of New Penn Motor Express, Inc. (incorporated by reference to Exhibit 3.40 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.35	Certificate of Incorporation of Roadway Express International, Inc., as amended. (incorporated by reference to Exhibit 3.41 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.36	Amended and Restated Bylaws of Roadway Express International, Inc. (incorporated by reference to Exhibit 3.42 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.37	Articles of Incorporation of Roadway Reverse Logistics, Inc., f/k/a Roadway Managed Return Services, Inc., as amended. (incorporated by reference to Exhibit 3.43 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.38	Code of Regulations of Roadway Reverse Logistics, Inc., f/k/a Roadway Managed Return Services, Inc. (incorporated by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.39	Articles of Incorporation of USF Bestway Inc., f/k/a Best-Way Transportation, as amended. (incorporated by reference to Exhibit 3.45 to the Company’s Registration Statement on Form S-1, filed on May 17, 2011, File No. 333-174277).

3.40	Bylaws of USF Bestway Inc. (incorporated by reference to Exhibit 3.46 to the Company’s Registration Statement on Amendment No. 2 to Form S-1, filed on July 8, 2011, File No. 333-174277).

4.1**	Form of Indenture for Senior Debt Securities among YRC Worldwide Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2*	Form of Senior Debt Securities.

4.3**	Form of Indenture for Subordinated Debt Securities among YRC Worldwide Inc., the guarantors named therein, and U.S. Bank National Association, as trustee.

4.4*	Form of Subordinated Debt Securities.

4.5*	Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).

4.6*	Form of Deposit Agreement (including form of Depositary Receipt).

4.7*	Form of Purchase Contract (including form of Purchase Contract certificate) and, if applicable, Pledge Agreement.

4.8*	Form of Unit Agreement (including form of Unit Certificate).

4.9*	Form of Certificate of Designation.

5.1**	Opinion of Kirkland & Ellis LLP

5.2**	Opinion of Clark Hill PLC with respect to USF Holland Inc.

5.3**	Opinion of Stoel Rives LLP with respect to USF Reddaway Inc.

5.4**	Opinion of Morgan, Lewis & Bockius LLP with respect to Roadway Next Day Corporation, USF Glen Moore Inc. and New Penn Motor Express, Inc.

5.5**	Opinion of Stinson Morrison Hecker LLP with respect to USF Dugan Inc.

5.6**	Opinion of Snell & Wilmer L.L.P. with respect to USF Bestway Inc.

5.7**	Opinion of Baker & Hostetler LLP with respect to Roadway Reverse Logistics, Inc.

12.1**	Statements re Computation of Ratios.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3**	Consent of Clark Hill PLC (included in Exhibit 5.2).

23.4**	Consent of Stoel Rives LLP (included in Exhibit 5.3).

23.5**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.4).

23.6**	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.5).

23.7**	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.6).

23.8**	Consent of Baker & Hostetler LLP (included in Exhibit 5.7).

24.1**	Powers of Attorney (included in signature pages).

25.1**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the form of senior indenture for the Senior Debt Securities.

25.2**	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the form of subordinated indenture for the Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) under the Exchange Act.
**	Indicates documents filed herewith.